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Exhibit 99.9

Telewest Global, Inc.

Consent of Prospective Director

        As required by Rule 438 under the U.S. Securities Act of 1933, as amended, and in accordance with Item 401(a) of Regulation S-K, I hereby consent to the reference to my name as a prospective director of Telewest Global, Inc. in the prospectus forming a part of a registration statement on Form S-4 of Telewest Global Inc. initially filed with the U.S. Securities and Exchange Commission on December 15, 2005, as amended from time to time.

/s/ DAVID ELSTEIN David Elstein

Dated as of December 15, 2005

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  Exhibit 99.9
Consent of Prospective Director